As filed with the Securities and Exchange Commission on April 9,
2003

                                        Registration No.

______________________________________________________________
______________________________________________________________

               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D. C.   20549

                           FORM   S-8

                REGISTRATION STATEMENT UNDER THE
                     SECURITIES ACT OF 1933


                STANDEX INTERNATIONAL CORPORATION
    (Exact name of issuer as specified in its Certificate of
                         Incorporation)


         Delaware                        31-0596149
(State of Incorporation)    (I.R.S. Employer Identification No.)


6 MANOR PARKWAY, SALEM, NEW HAMPSHIRE               03079
(Address of principal executive offices)        (Zip Code)


                STANDEX INTERNATIONAL CORPORATION
                  1998 LONG TERM INCENTIVE PLAN
                      (Full Title of Plan)


                        Deborah A. Rosen
              c/o Standex International Corporation
                         6 Manor Parkway
                  Salem, New Hampshire   03079
             (Name and Address of agent for service)

                          603-893-9701
  (Telephone Number, including area code, of agent for service)


                 Calculation of Registration Fee


_______________________________________________________________

                             Proposed    Proposed
Title of                     Maximum     Maximum
Securities                   Offering    Aggregate   Amount of
to be         Amount to be   Price Per   Offering    Registration
Registered    Registered (1) Share       Price (2)     Fee
____________  ______________  _________   __________  ___________

Common Stock    800,000        $19.98    $15,984,000   $1,293
par value
$1.50 per share
_________________________________________________________________

NOTES:   1.  In addition, pursuant to Rule 416(c) under the
             Securities Act of 1933, as amended, (the
             "Securities Act") this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

         2.  Estimated solely for the purpose of
             calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act upon the basis of the average of the high and low sale price of the Company's Common Stock, par value $1.50 per share (the "Common Stock") as reported on the New York Stock Exchange on April 8, 2003.


                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.

     The document or documents containing information specified in Part I are not required to be filed by Standex International

Corporation (the "Company") with the Securities and Exchange

Commission (the "Commission") as part of this Form S-8

Registration Statement (the "Registration Statement"), as they have previously been filed with the Prior Registration Statement described in Part II herein, and are incorporated herein by

reference.


ITEM 2.

     Such documents and the documents incorporated by reference in Part II are located at the corporate office of the Company, 6

Manor Parkway, Salem, New Hampshire (603-893-9701), and are

available to participants without charge, on oral or written request.



                            PART II.

         INFORMATION REQUIRED IN REGISTRATION STATEMENT

     On February 10, 2000, the Company filed with the Commission a Registration Statement on Form S-8 (Registration No. 333-30008)

(the "Prior Registration Statement") relating to shares of the

Company's Common Stock to be issued pursuant to the Standex

International Corporation 1998 Long Term Incentive Plan (the

"Plan"), as amended, and the Prior Registration Statement is currently effective.  The contents of the Prior Registration

Statement are incorporated herein by reference and are updated as provided below.



ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed with the Commission are incorporated in this Registration Statement by reference:

     (1)  The Company's Annual Report on Form 10K for the year ended

June 30, 2002, filed pursuant to Section 13(a) or 15(d) of the

Securities Exchange Act of 1934, as amended (the "Exchange Act")

or the latest prospectus filed pursuant to Rule 424(b) under the

Securities Act, that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

     (2)  All other reports filed pursuant to Section 13(a) or 15(d)

of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

     (3)  The description of the Common Stock contained in the

Registration of Securities on Form 8-B dated June 12, 1975,

including any amendment or report filed for the purpose of

updating such description.



     All documents filed by the Company pursuant to Section

13(a), 13(c) 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-

effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated in this

Registration Statement by reference and shall be deemed a part hereof from the date of filing of such documents.  In lieu of an opinion of counsel concerning compliance with the requirements of

ERISA or an Internal Revenue Service (the "IRS") determination letter that the Plan is qualified under Section 401 of the

Internal Revenue Code, the Company undertakes that it will submit or has submitted the Plan and any amendment thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be decreed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed incorporated by reference herein

modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration

Statement.



ITEM 8.   EXHIBITS.

     The following exhibits are filed (except where otherwise

indicated) as part of this Registration Statement.

       23.  Consent of Deloitte & Touche LLP, Independent Auditors.

       24.  Powers of Attorney from David R. Crichton, William R.

            Fenoglio, Daniel B. Hogan, Thomas L. King, C. Kevin Landry, H.

            Nicholas Muller, III, Deborah A. Rosen and Edward J. Trainor.



SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933,

the Registrant certifies that it has reasonable grounds to

believe that it meets all of the requirements for filing on Form

S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Salem, County of Rockingham and the State of New

Hampshire, on the 9th day of April, 2003.

                           STANDEX INTERNATIONAL CORPORATION

                           By: /s/  Roger L. Fix
                               _____________________________
                               Roger L. Fix, President/CEO

    Pursuant to the requirements of the Securities Act of 1933,

this Registration Statement has been signed below by the

following persons in the capacities and on the date indicated.

Date            Signature                 Title

                /s/  Roger L. Fix
April 9, 2003   __________________        President/CEO
                Roger L. Fix



                /s/  Christian Storch
April 9, 2003   _____________________     Vice President/CFO
                Christian Storch

                /s/  Robert R. Kettinger
April 9, 2003   ________________________  Corporate Controller
                Robert R. Kettinger



    Roger L. Fix has signed below on April 9, 2003 as attorney-in-

fact for the following Directors of the Registrant:

       David R. Crichton           C. Kevin Landry

       William R. Fenoglio         H. Nicholas Muller, III

       Daniel B. Hogan             Deborah A. Rosen

       Thomas L. King              Edward J. Trainor



                              /s/  Roger L. Fix
                              ___________________________
                              Roger L. Fix



                          EXHIBIT INDEX


                                                  SEQUENTIAL
EXHIBIT                                              PAGE NO.


23.  Consent of Deloitte & Touche LLP, Independent Auditors.

24.  Powers of Attorney from David R. Crichton, William R
          Fenoglio, Daniel B. Hogan, Thomas L. King, C. Kevin
          Landry, H. Nicholas Muller, III, Deborah A. Rosen and
          Edward J. Trainor.